IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                 IN AND FOR NEW CASTLE COUNTY


WILLIAM N. STRASSBURGER,            )
                                    )
                  Plaintiff,        )
                                    )
           v.                       )     C.A. No. 14267
                                    )
MICHAEL M. EARLEY, LUTHER A.        )
HENDERSON, JOHN C. STISKA,          )
N. RUSSELL WALDEN, and              )
TRITON GROUP, LTD., a               )
Delaware corporation,               )
                                    )
                Defendants,         )
                                    )
           and                      )
                                    )
RIDGEWOOD PROPERTIES, INC.,         )
a Delaware corporation,             )
                                    )
                Nominal Defendant,  )
                                    )
           and                      )
                                    )
FOUNTAINHEAD DEVELOPMENT            )
CORP.,                              )
                                    )
                Intervenor.         )


                            STIPULATION OF SETTLEMENT
                            -------------------------

      The parties to the above-captioned action, by and through their respective attorneys, hereby enter into the following Stipulation of Settlement (the "Stipulation"), subject to the approval of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court"):

      WHEREAS:
      A. There is now pending a derivative action in the Court captioned Strassburger v. Earley, et al., Civil Action No. 14267 (the "Action"), brought on behalf of Ridgewood Hotels, Inc. (formerly named Ridgewood Properties, Inc.), a Delaware corporation ("Ridgewood" or the "Company");
      B. The complaint in the Action challenged certain repurchases by Ridgewood of shares of its common stock in August of 1994 (the "Repurchases");
      C. The action was filed in May 1995 not only derivatively, but also on behalf of a class consisting of all common shareholders of Ridgewood (except the defendants and any person related to or affiliated with any of the defendants) and their successors in interest, who allegedly had the value of their Ridgewood common stock damaged by the acts of the defendants;
      D. The Court certified the class under Court of Chancery Rule 23(b)(1)(B), but subsequently granted the defendants' motion to dismiss the class claim for failure to state a claim on which relief could be granted;
      E. The action thereafter proceeded to trial on the derivative claims;
      F. In a January 24, 2000, opinion, Strassburger v. Earley, 752 A.2d 557 (Del. Ch. 2000), the Court determined that certain defendants were jointly and severally liable to Ridgewood by reason of the Repurchases and that the issuance to defendant Triton Group, Ltd. ("Triton") of 450,000 shares of Series A Convertible Preferred Stock of Ridgewood (the "Preferred Stock") in connection with the Repurchases should be rescinded;

      G. On August 18, 2000, defendants John C. Stiska, Michael N. Earley and Triton Group, Ltd. moved to amend their answer to assert certain cross-claims against defendants N. Russell Walden and Luther C. Henderson
(the "Motion to Amend");
      H. On November 28, 2000, the motion of Fountainhead Development Corp., Inc. (together with its successor Fountainhead Development LLC and Fountainhead Holdings, Inc., "Fountainhead") to intervene in the Action was granted and the Motion to Amend was deferred;
      I. By order dated November 28, 2000 (the "November 28 Order"), the Court ordered rescission of the Preferred Stock, but stayed compliance therewith pending the entry of a final order on all remaining issues;
      J. The November 28 Order also provided that, at the time of entry of a final order on the amount of rescissory damages, if any, for which other defendants might be liable, judgment would be granted in favor of defendant Henderson on all counts;
      K. Following discovery relating to damages allegedly suffered by Ridgewood by reason of the Repurchases, issues relating to damages were tried to the Court in January, 2002, post-trial briefing was completed and oral argument was presented to the Court in June of 2002;
      L. Following oral argument on the damages issues plaintiff's counsel and counsel for defendants Stiska, Earley and ADT Security Services, Inc. (the successor by merger to Triton) ("ADT" and together with Messrs. Stiska and Earley the "ADT Defendants") engaged in arm's length negotiations concerning a possible settlement of the

Action as to the ADT Defendants;
      M. Plaintiff and the ADT Defendants entered into a Memorandum of Understanding dated as of September 30, 2002, relating to the settlement of the Action as to the ADT Defendants;
      N. Subsequent arm's length negotiations among counsel for the parties resulted in an agreement concerning a settlement of the Action as to defendant Walden;
      O. Subsequent arm's length negotiations among counsel for the parties resulted in an agreement concerning a settlement of the Action satisfactory in form and substance to Ridgewood and Fountainhead;
      P. Defendant Luther Henderson died in October, 2002, as a consequence of injuries resulting from a motor vehicle accident;
      Q. In light of the events, negotiations and agreements described above, the facts that were determined by the Court's January 2000 opinion, the facts developed in discovery relating to the damages issues, the facts introduced at the hearing on the damages issues, analysis of applicable law, and defendants' right to appeal the factual and legal conclusions in the Court's January 2000 opinion, counsel for plaintiff in the Action has concluded that the terms and conditions of the settlement provided for in this Stipulation (the "Settlement") are fair, reasonable, adequate and in the best interests of plaintiff, Ridgewood and the Minority Stockholders (as hereinafter defined).
      R. Plaintiff enters into this Stipulation after taking into account (i) the substantial benefits to Ridgewood and Minority Stockholders provided by the Settlement, (ii) the risk of continued litigation, including risks on appeal, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion of plaintiff's counsel that the terms of the Settlement are fair, reasonable, adequate and in the best interests of plaintiff, Ridgewood and the Minority Stockholders.
      S. Defendants in the Action have denied and continue to deny any wrongdoing and any liability with respect to all claims alleged in the Action. While denying any fault or wrongdoing, and relying on the provisions of the Stipulation that it shall in no event be construed as or deemed to be evidence of any admission or concession on the part of defendants or any Released Party (as defined below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Action, defendants consider it desirable that the Action be settled and dismissed, subject to the terms and conditions of the Stipulation, because the Settlement will (i) be beneficial to Ridgewood and the Minority Stockholders, (ii) halt the substantial expense, inconvenience and distraction of continued litigation of the claims alleged in the Action, (iii) finally put to rest those claims, and
(iv) dispel any uncertainty that may exist as a result of the Action.
      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, that:
     A. Any and all claims, rights, demands, suits, matters, issues, causes of action, liabilities, damages, losses, obligations and judgments of any kind or nature whatsoever, whether known or unknown, that have been or could have been asserted in the Action or in any court, tribunal or proceeding, by or on behalf of plaintiff, Ridgewood or any Minority

Stockholder who accepts the tender offer to be made by Ridgewood pursuant to this Stipulation (collectively the "Releasing Parties"), against any and all defendants, ADT, Fountainhead and each and all of their respective present or former officers, directors, employees, stockholders, insurers, agents and attorneys, and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns (collectively, the "Released Parties"), whether directly, individually, derivatively, representatively or in any other capacity, and whether arising under state or federal law, in connection with, or that arise now or hereafter out of, or which relate in any way to, the acts, facts, events, transactions or occurrences embraced by, involved in, set forth in or otherwise related to the complaint filed in the Action, including without limitation claims against any of the defendants for reimbursement of litigation expenses advanced on behalf of such defendants (collectively, the "Settled Claims"), shall be fully, finally, and forever compromised, settled, discharged, dismissed with prejudice, released and barred pursuant to the terms and conditions set forth herein; provided, however, that the Settled Claims shall not include any claims or causes of action that any party hereto may have to enforce compliance with the terms of the Settlement.
      B. Defendant Walden and the ADT Defendants, on behalf of themselves and their respective present or former officers, directors, stockholders, agents and attorneys, and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns, release and discharge Ridgewood and Fountainhead and each of their respective present or former officers, directors, employees, insurers, attorneys and agents and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns from any and all claims, rights, demands, suits, matters, issues, causes of action, liabilities, damages losses, obligations and judgments of any kind or nature whatsoever, whether known or unknown, arising out of or relating to the Action or the Settled Claims (including, without limitation, any claim for indemnification or advancement of expenses in connection with defending the Action and any claim that could be made against Fountainhead arising out of or relating to the stock purchase agreement dated January 11, 2002 between ADT Security Services, Inc. and Fountainhead Development Corp., Inc.); provided, however, that the foregoing release and discharge shall not affect any claim that defendant Walden may have against Ridgewood (whether arising out of that certain Security Agreement between Ridgewood and defendant Walden entered into in January 2002 or otherwise) for advancement and/or indemnification for attorneys fees and expenses incurred in connection with the Action if such fees and expenses were incurred either (i) after June 30, 2002 but on or before the date the Settlement becomes Final or (ii) in connection with defendant Walden's compliance with paragraph 1(c) of this Stipulation, and, further provided, that the foregoing release by defendant Walden and the ADT Defendants shall not include any claims or causes of action that defendant Walden or the ADT Defendants may have to enforce compliance with the terms of the Settlement.
      C. Fountainhead, on behalf of itself and its respective present or former officers, directors, stockholders, agents and attorneys, and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns, releases and discharges defendant Walden and the ADT Defendants and each of their respective present or former officers, directors, employees, insurers, attorneys and agents and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns from any and all claims, rights, demands, suits, matters, issues, causes of action, liabilities, damages losses, obligations and judgments of any kind or nature whatsoever, whether known or unknown, arising out of or relating to the Action or the Settled Claims (including, without limitation, any claim that could be made against ADT arising out of or relating to the stock purchase agreement dated January 11, 2002 between ADT Security Services, Inc. and Fountainhead Development Corp., Inc.); provided, however, that the foregoing release by Fountainhead shall not include any claims or causes of action that Fountainhead may have to enforce compliance with the terms of the Settlement.

                                 The Settlement
                                 --------------

      1. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims, the parties agree as follows:
           (a) Ridgewood, ADT and Fountainhead shall within ten (10) business days following the date on which the Settlement becomes Final (as defined below) cause the issuance of the Preferred Stock to Triton in connection with the Repurchases to be fully and completely rescinded in the following manner: (i) Fountainhead shall surrender to

Ridgewood for cancellation the certificate or certificates evidencing the Preferred Stock; and (ii) simultaneously upon receipt from Fountainhead of the certificates evidencing the Preferred Stock, Ridgewood shall issue to Fountainhead 1,350,000 shares of Ridgewood common stock and deliver to Fountainhead one or more certificates, as may be requested by Fountainhead, registered in the name of Fountainhead or its designees, evidencing such 1,350,000 shares of common stock. Ridgewood shall have no obligation to pay any dividends on the Preferred Stock that were accrued and unpaid at the effective time of the rescission of the Preferred Stock.
           (b) Within ten (10) business days following the date the Settlement becomes Final, ADT shall pay or cause to be paid to Ridgewood the amount of One Million Seven Hundred Sixty Thousand Dollars ($1,760,000.00).
           (c) Within ten (10) business days following the date the Settlement becomes Final, defendant Walden shall pay or cause to be paid to Ridgewood the amount of Ten Thousand Dollars ($10,000.00) and shall cause to be transferred to Ridgewood 32,000 shares of Ridgewood common stock owned by defendant Walden.
           (d) Of the $1,770,000 received by Ridgewood pursuant to subparagraphs
(b) and (c) above, Ridgewood shall retain $125,000 as partial compensation for various litigation expenses incurred by Ridgewood in connection with the Action.
           (e) Within thirty (30) business days following the date the Settlement becomes Final, Ridgewood shall commence a tender offer for shares of Ridgewood common stock owned by Minority Stockholders, provided that Ridgewood will not be required to commence a tender offer prior to 100 days after the end of its fiscal year ending March 31, 2003, and provided further that Ridgewood's obligation to commence a tender offer within the above time period shall be satisfied if Ridgewood has made any filings that may be required under applicable federal or state securities laws to commence the tender offer within such time period and Ridgewood is using reasonable efforts to proceed with the tender offer. Notwithstanding the foregoing, if Ridgewood is prohibited from commencing a tender offer within such time period as a result of any applicable law or judicial or administrative order and such prohibition was not the result of Ridgewood's failure to file any reports required to be filed pursuant to the requirements of the Securities Exchange Act of 1934 (the "Act"), then the time period within which Ridgewood has to commence the tender offer shall be extended until such prohibition is removed or otherwise ceases. Ridgewood represents that as of the date of this Stipulation it does not know of any applicable law or judicial or administrative order that would prohibit Ridgewood from commencing the tender offer contemplated by this Stipulation, provided that Ridgewood files all reports required to be filed by the Act. The net offering price to Minority Stockholders shall be equal to the sum of $1,645,000 divided by the number of shares of Ridgewood common stock owned by Minority Stockholders. The tender offer shall remain open for a minimum of thirty-five days. Upon expiration of the tender offer, any part of the $1,645,000 not used to purchase tendered shares shall be retained by Ridgewood. For purposes of the Settlement, the term "Minority Stockholders" means the beneficial owners of common stock of Ridgewood as of the date the tender offer commences, exclusive of (a) ADT, Ridgewood, Fountainhead, and any of their respective directors, officers, executive employees, affiliates, successors or assigns and (b) the four individual defendants (but not including any such defendant's present or former spouse or other family members except in their capacity as heirs or beneficiaries) in the Action, and any of their heirs, beneficiaries, personal representatives, executors or affiliates. In addition to the foregoing, the tender offer may include (i) a requirement that any Minority Stockholder electing to accept the offer tender all of the shares of Ridgewood common stock held of record or beneficially by such Minority Stockholder or controlled by such Minority Stockholder, (ii) a requirement that a Minority Stockholder, by accepting the tender offer and receiving the consideration, releases and discharges any and all claims of any kind or nature, whether known or unknown, existing or occurring on or before the date of the tender offer that such Minority Stockholder may have against Ridgewood, ADT, Fountainhead and the individual defendants that arises out of or relates to such Minority Stockholder's ownership of shares of Ridgewood Common Stock, and (iii) any terms required by applicable law.

           (f) In the event that for any reason Ridgewood is unable to commence the tender offer contemplated by this Stipulation within 180 days from the date the Settlement becomes Final, Ridgewood will deposit with the Court of Chancery the $1,645,000 intended under this Stipulation to be used for the tender offer, and Ridgewood and plaintiff shall use their best efforts to structure and obtain the approval of the Court of Chancery to an alternative method of distributing the $1,645,000 to Minority Stockholders that effects, as nearly as practical under the circumstances, the equivalent of the tender offer contemplated by this Stipulation.

           (g) All claims asserted in the Action by plaintiff against all defendants and all cross claims asserted or that could have been asserted in the Action by any defendant (including, without limitation, the Motion to Amend) against any other defendant shall be released and dismissed on the merits and with prejudice.

            Submission and Application to the Court
            ---------------------------------------

      2. Promptly following the execution of this Stipulation, the parties shall jointly apply to the Court for an order substantially in the form attached hereto as Exhibit A (the "Scheduling Order"), which shall include provisions that:
           (a) Direct that a settlement hearing (the "Settlement Hearing") be held to determine whether the Court should (i) approve the Settlement pursuant to Court of Chancery Rule 23.1 as fair, reasonable and adequate and in the best interests of Ridgewood and the Minority Stockholders, (ii) enter an Order and Final Judgment dismissing the Action with prejudice and on the merits, each party to bear its own costs (except as provided herein) and extinguish, release and enjoin prosecution of any and all Settled Claims, (iii) approve any application of counsel for plaintiff for an allowance of fees and reimbursement of expenses, and (iv) hear such other matters as the Court may deem necessary and appropriate;
           (b) Provide that the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action and Settlement Hearing (the "Notice"), substantially in the form attached hereto as Exhibit B, is approved and that the mailing of the Notice substantially in the manner set forth in the Scheduling Order constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement, and fully satisfies the requirements of due process and of Rule 23.1 of the Court of Chancery Rules.

                        Notice to Ridgewood Stockholders
                        --------------------------------

      3. All costs incurred in notifying by mail the stockholders of Ridgewood of the Settlement, including the printing and copying of the Notice as set forth in the Scheduling Order, shall be paid by ADT.

                            Final Order and Judgment
                            ------------------------
      4. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall promptly request the Court to enter an Order and Final Judgment substantially in the form attached hereto as Exhibit C, which among other things:
           (a) Approves the Settlement, adjudges the terms thereof to be fair, reasonable, adequate and in the best interests of Ridgewood and the Minority Stockholders, directs consummation of the Settlement in accordance with the terms and conditions of this Stipulation and reserves jurisdiction to supervise the consummation of the Settlement;
           (b) Dismisses the Action on the merits and with prejudice as to all Released Parties, extinguishes, discharges and releases any and all Settled Claims as against plaintiff and Ridgewood, without costs except as herein provided, said dismissal subject only to compliance by the parties with the terms of this Stipulation and any Order of the Court concerning this Stipulation, and permanently enjoining plaintiff, Ridgewood and all stockholders of Ridgewood from asserting, commencing, prosecuting or continuing to prosecute, either directly, individually, representatively, derivatively or in any other capacity, any of the Settled Claims;
           (c) Dismisses on the merits and with prejudice all cross claims asserted or that could have been asserted by any defendant against any other defendant or Ridgewood;

           (d) Without affecting the finality of the Order and Final Judgment, reserves the Court's jurisdiction over all of the parties for the administration of the terms of the Settlement and this Stipulation.

                             Finality of Settlement
                             ----------------------

      5. The approval by the Court of the Settlement shall be considered final ("Final" or "Finally Approved") for purposes of this Stipulation upon (i) entry of the Order and Final Judgment approving the Settlement and (ii) the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed therefrom and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed.

                       Effect of Disapproval of Settlement
                       -----------------------------------

      6. In the event the Settlement proposed herein is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, then the Settlement proposed herein shall be of no further force and effect, and this Stipulation and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation.

                         Defendants' Denial of Liability
                         -------------------------------

      7. The defendants in the Action specifically deny and disclaim any fault, wrongdoing and liability whatsoever relating to any of the Settled Claims, expressly deny having engaged in any wrongful or illegal activity, or having violated any law, regulation or duty, including fiduciary duties, expressly deny that any person or entity has suffered any harm or damages as a result of the Settled Claims, and are entering into this Stipulation and the Settlement solely to avoid the distraction, burden and expense occasioned by continued litigation.

                          Stipulation Not an Admission
                          ----------------------------

      8. The provisions contained in this Stipulation and all negotiations, statements and proceedings in connection therewith shall not be deemed a presumption, a concession or an admission by any defendant of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Action or any other action or proceeding and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in these or any other action or proceeding, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation or the Settlement.

                          Attorneys' Fees and Expenses
                          ----------------------------

      9. At the Settlement Hearing, plaintiff's counsel may apply for an award of attorneys' fees and an allowance of expenses in an amount not exceeding in the aggregate One Million Eight Hundred Twenty Five Thousand Dollars ($1,825,000). Defendants, Ridgewood and Fountainhead agree that they will not oppose such application, and plaintiff's counsel agrees not to make any other application for fees or expenses. Plaintiff's counsel's application for fees and expenses shall be presented to the Court at the same time as the Settlement is presented to the Court. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and reimbursement of expenses.

      10. ADT agrees to pay the fees and expenses awarded by the Court to plaintiff's counsel in connection with this Stipulation and the Settlement up to, but not exceeding, the aggregate amount of $1,825,000. In the event the Court does not award the full amount requested by plaintiff's counsel or the Court's award is reduced on appeal, the obligation of ADT under this paragraph 10 shall be reduced to the amount of the fees and expenses actually awarded by the Court or as reduced on appeal.
      11. Subject to the terms and conditions of this Stipulation, the award of attorneys' fees and expenses shall be paid by ADT to plaintiff's counsel within ten (10) business days of the later of (i) the date on which the Settlement becomes Final or (ii) the date when the Order of the Court granting the application of plaintiff's counsel for an award of fees and expenses has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise.
      12. Plaintiff's counsel may apply to the Court for permission to pay to plaintiff $10,000 out of the fees and expenses awarded by the Court to plaintiff's counsel as reimbursement to plaintiff for his substantial professional assistance to plaintiff's counsel during the course of the Action. Defendants, Ridgewood and Fountainhead agree that they will not oppose such application. The parties agree that Ridgewood and Fountainhead shall have no obligation to pay for any fees or expenses of plaintiff or plaintiff's counsel.

                               Release of Insurer
                               ------------------

      13. In order to assist ADT in obtaining payment of insurance policy proceeds from Evanston Insurance Company ("Evanston") to be used to reimburse or discharge a portion of ADT's obligations under the Settlement, each of the parties hereto agrees to execute a Release and Settlement Agreement with Evanston in the form attached hereto as Exhibit D.

                                    Authority
                                    ---------

      14. Each of the attorneys executing this Stipulation on behalf of one or more of the parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client or clients.

                                  Counterparts
                                  ------------

      15. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties thereto on several counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same instrument.

                                     Waiver
                                     ------

      16. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Stipulation.

                          Entire Agreement; Amendments
                          ----------------------------

      17. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended, or any of its provisions waived, except by a writing executed by all of the parties hereto.
      18. This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the signatories hereto, the parties hereto, and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or other entity into or with which any party may merge, consolidate or convert.
      19. All of the annexes and exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made a part of this Stipulation.

                                  Governing Law
                                  -------------

      20. This Stipulation shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

                                  Best Efforts
                                  ------------

      21. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the confirmation of this Stipulation and the Settlement.
      22. If any claims which are or would be Settled Claims are asserted against any person in any court prior to or following Final Approval of the Settlement, the plaintiff shall join, where possible, in an motion to dismiss or stay such proceedings and shall otherwise use his best efforts to effect withdrawal or dismissal of the claims.

      IN WITNESS WHEREOF, the parties, by their respective counsel, have executed this Stipulation as of the 19th day of March, 2003.

                   [SIGNATURE PAGE FOLLOWS]

                             SMITH, KATZENSTEIN & FURLOW, LLP


                               /s/  Craig B. Smith
                             -------------------------------------------
                             Craig B. Smith, Esquire
                             800 Delaware Avenue, 7th Floor
                             P.O. Box 410
                             Wilmington, Delaware 19899
                                 Attorneys for Plaintiff


                             POTTER ANDERSON & CORROON LLP


                               /s/  James F. Burnett
                             -------------------------------------------
                             James F. Burnett, Esquire
                             Hercules Plaza
                             1313 North Market Street
                             Wilmington, Delaware 19801
                                 Attorneys for defendants
                                 Michael M. Early,John C. Stiska,
                                 Triton Group Ltd. and ADT Security
                                 Services, Inc. (successor by merger to
                                 Triton Group Ltd.)


                             RICHARDS, LAYTON & FINGER, P.A.


                               /s/  Robert J. Stearn
                             -------------------------------------------
                             Robert J. Stearn, Jr., Esquire
                             One Rodney Square
                             10th and King Streets
                             Wilmington, Delaware 19801
                                  Attorneys for defendant
                                  N. Russell Walden



                             ASHBY & GEDDES


                               /s/  Stephen E. Jenkins
                            --------------------------------------------
                             Stephen E. Jenkins, Esquire
                             222 Delaware Avenue
                             Wilmington, Delaware 19801
                                  Attorneys for defendants Luther J.
                                  Henderson and Ridgewood Hotels, Inc.

                             MORRIS, NICHOLS, ARSHT & TUNNELL


                               /s/  Alan J. Stone
                             --------------------------------------
                             Alan J. Stone, Esquire
                             1201 North Market Street
                             Wilmington, Delaware 19801
                                  Attorneys for intervenor
                                  Fountainhead Development Corp., Inc.
                                  Fountainhead Development LLC and
                                  Fountainhead Holdings, Inc.

                                                                       EXHIBIT A


      IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                 IN AND FOR NEW CASTLE COUNTY


WILLIAM N. STRASSBURGER,            )
                                    )
                  Plaintiff,        )
                                    )
      v.                            )     C.A. No. 14267
                                    )
MICHAEL M. EARLEY, LUTHER A.        )
HENDERSON, JOHN C. STISKA,          )
N. RUSSELL WALDEN, and              )
TRITON GROUP, LTD., a               )
Delaware corporation,               )
                                    )
                Defendants,         )
                                    )
      and                           )
                                    )
RIDGEWOOD PROPERTIES, INC.,         )
a Delaware corporation,             )
                                    )
                Nominal Defendant,  )
                                    )
      and                           )
                                    )
FOUNTAINHEAD DEVELOPMENT            )
CORP.,                              )
                                    )
                Intervenor.         )


                                SCHEDULING ORDER
                                ----------------

      The parties to the above-captioned action (the "Action") having applied pursuant to Court of Chancery Rule 23.1 for an Order approving a proposed settlement of the Action in accordance with a Stipulation of Settlement entered into by the parties, dated as of March __, 2003 (the "Stipulation"), and for the dismissal of the Action with prejudice on the terms and conditions set forth in the Stipulation (the "Settlement"), and the Court having read and considered the Stipulation and accompanying documents, and all parties having consented to the entry of this Order,

      Now,        this        day        of        ,        2003,         upon
application of the parties, IT IS HEREBY ORDERED as follows:
      1. The Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.
      2. A hearing shall be held on _______________, 2003, at ___.m. in the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the "Settlement Hearing") to determine the fairness, reasonableness and adequacy of the Stipulation and the Settlement, whether the Stipulation and the Settlement should be finally approved by the Court and judgment entered thereon, and to hear and determine any objections to the Settlement. At the Settlement Hearing, counsel for the plaintiff may apply for an award of attorneys' fees and expenses as set forth in the Stipulation, which application shall be heard by the Court at the Settlement Hearing or at such time thereafter as the Court in its discretion deems appropriate.
      3. The Court reserves the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and costs, without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.
      4. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to stockholders of Ridgewood.

      5. No later than thirty-five (35) days prior to the date of the Settlement Hearing, defendants shall mail, or cause to be mailed, by first-class mail, postage prepaid, the Notice, substantially in the form attached to the Stipulation as Exhibit B, to all holders of record of common stock of Ridgewood on the date of this Order.
      6. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice, and fully satisfies the requirements of due process and of Rule 23.1 of the Rules of the Court of Chancery. Defendants shall, on or before the date of the Settlement Hearing, file with the Court an affidavit certifying compliance with paragraph 5 of this Order.
      7. Any owner of common stock of Ridgewood who objects to the Stipulation, the Settlement, the Order and Final Judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant, provided, however, that other than the parties to the Action and counsel for the parties to the Action, no person shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown) unless no later than ten (10) days prior to the Settlement Hearing directed herein written notice of the intention to appear shall be filed by such person with the Register in Chancery and, on or before such filing, shall be served by hand or overnight mail on the following counsel of record:

      Craig B. Smith, Esquire
      Smith, Katzenstein & Furlow LLP
      800 Delaware Avenue, 7th Floor
      P.O. Box 410 Wilmington, Delaware 19899
           Attorneys for Plaintiff

      James F. Burnett, Esquire
      Potter Anderson & Corroon LLP
      Hercules Plaza, Sixth Floor
      1313 North Market Street
      Wilmington, Delaware 19801
           Attorneys for defendants Michael M. Early,
           John C. Stiska, Triton Group Ltd. and ADT
           Security Services, Inc. (successor by merger to
           Triton Group Ltd.)

      Robert J. Stearn, Jr., Esquire
      Richards, Layton & Finger, P.A.
      One Rodney Square
      10th and King Streets
      Wilmington, Delaware 19801
           Attorneys for defendant N. Russell Walden

      Stephen E. Jenkins, Esquire
      Ashby & Geddes
      222 Delaware Avenue
      Wilmington, Delaware 19801
           Attorneys for defendants Luther J. Henderson and Ridgewood Hotels, Inc.

      Alan J. Stone, Esquire
      Morris, Nichols, Arsht & Tunnell
      1201 North Market Street
      Wilmington, Delaware 19801
           Attorneys for intervenor Fountainhead Development Corp., Inc.

      8. Any person who fails to object in the manner prescribed above shall be deemed to have waived any objection to the Stipulation and the Settlement and shall be forever barred from raising any objection to the Stipulation and Settlement in the Action or in any other action or proceeding.
      9. Pending final determination of whether the Stipulation and Settlement should be approved, plaintiff and all stockholders of Ridgewood are barred and enjoined from commencing or prosecuting any action asserting any claims, either directly or indirectly, representatively, derivatively or in any other capacity, against any defendant herein that constitute Settled Claims.
      10. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, an Order and Final Judgment shall be entered as described in the Stipulation.
      11. If the Stipulation is not approved by the Court, the Action shall proceed without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation nor any provision contained in the Stipulation nor any action undertaken pursuant thereto nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or any other action or proceeding.




                             Jack B. Jacobs, Vice Chancellor

                                                                       EXHIBIT B


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


WILLIAM N. STRASSBURGER,          )
                                  )
                Plaintiff,        )
                                  )
           v.                     )   C.A. No. 14267
                                  )
MICHAEL M. EARLEY, LUTHER A.      )
HENDERSON, JOHN C. STISKA,        )
N. RUSSELL WALDEN, and            )
TRITON GROUP, LTD., a             )
Delaware corporation,             )
                                  )
                Defendants,       )
                                  )
           and                    )
                                  )
RIDGEWOOD PROPERTIES, INC.,       )
a Delaware corporation,           )
                                  )
                Nominal Defendant,)
                                  )
           and                    )
                                  )
FOUNTAINHEAD DEVELOPMENT          )
CORP.,                            )
                                  )
                Intervenor.       )


                    NOTICE OF PENDENCY OF DERIVATIVE ACTION,
                        PROPOSED SETTLEMENT OF DERIVATIVE
                          ACTION AND SETTLEMENT HEARING

TO: ALL RECORD AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF RIDGEWOOD HOTELS, INC. ("STOCKHOLDERS"). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS

      IN THIS LITIGATION. IF YOU ARE NOT THE BENEFICIAL OWNER OF SHARES OF RIDGEWOOD COMMON STOCK, BUT OWN SHARES FOR A BENEFICIAL OWNER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

      1. This notice to Stockholders of Ridgewood Hotels, Inc. (formerly Ridgewood Properties, Inc.), a Delaware corporation ("Ridgewood" or the "Company"), is given pursuant to Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") and pursuant to an Order of the Court entered in Strassburger v. Earley, et al., Civil Action No. 14267, the above-captioned action (the "Action").
      2. Stockholders have an interest in these proceedings and are hereby notified that a hearing will be held before the Court in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware, on __________ __, 2003, at ______ _.m. (the "Settlement Hearing") for the purpose of: (i) determining whether a Stipulation of Settlement dated as of March __, 2003 (the "Stipulation"), and the terms and conditions of the settlement proposed in the Stipulation (the "Settlement"), are fair, reasonable and adequate and in the best interests of Ridgewood and Minority Stockholders of Ridgewood; (ii) determining whether final judgment should be entered dismissing the Action as to all defendants and their affiliates and with prejudice as to plaintiff and Ridgewood (the "Order and Final Judgment"); (iii) hearing and determining any objections to the Settlement; (iv) if the Court approves the Stipulation and the Settlement and enters the Order and Final Judgment, determining whether the Court should award attorneys' fees and expenses to plaintiff's attorneys pursuant to their application for fees and expenses described in this notice.

      3. The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral announcement at the Settlement Hearing or any adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice to Stockholders.

                             THE FACTUAL BACKGROUND
                             ----------------------

      4. The Action was commenced by plaintiff on May 2, 1995.
      5. The complaint in the Action challenged the repurchase by Ridgewood in August of 1994 of (i) 4,365,840 shares of Ridgewood's common stock from Triton Group, Ltd. ("Triton") for $8,042,240 in cash and the issuance to Triton of 450,000 shares of Ridgewood Series A Convertible Preferred Stock (the "Preferred Stock") and (ii) 539,640 shares of Ridgewood's common stock from Hesperus Limited Partners ("Hesperus") in exchange for the assignment to Hesperus of a $1.45 million promissory note received by Ridgewood in connection with the sale of Ridgewood's operating assets to Sun Communities. The repurchases of common stock from Triton and Hesperus are referred to as the "Repurchases."
      6. The Action was filed in May 1995 not only derivatively, but also on behalf of a class consisting of all common shareholders of Ridgewood (except the defendants and any person related to or affiliated with any of the defendants) and their successors in interest, who allegedly had the value of their Ridgewood common stock damaged by the acts of the defendants.

      7. The Court certified the class under Court of Chancery Rule 23(b)(1)(B), but subsequently granted the defendants' motion to dismiss the class claim for failure to state a claim on which relief could be granted.

      8. The action thereafter proceeded to trial on the derivative claims.

      9. A trial on the issue of liability was held in April of 1999. In an opinion issued by the Court on January 24, 2000, Strassburger v. Earley, 752 A.2d 557 (Del. Ch. 2000), the Court determined that defendants Michael N. Earley, John C. Stiska and N. Russell Walden had breached their duty of loyalty to Ridgewood in causing Ridgewood to effect the Repurchases and were jointly and severally liable to Ridgewood by reason of such breach. Defendant Luther A. Henderson (now deceased) was found by the Court to have no monetary liability to Ridgewood. The Court further determined that the appropriate remedy was rescission of the issuance of Preferred Stock to Triton and recovery of rescissory damages, if any, from defendants Earley, Stiska and Walden.
      10. On or about January 11, 2000, Fountainhead Development Corp., Inc. (together with its successor Fountainhead Development LLC and Fountainhead Holdings, Inc., "Fountainhead") purchased the Preferred Stock from Triton's corporate successor, purchased 650,000 shares of common stock from defendant Walden, and entered into an agreement with Ridgewood for Ridgewood to manage certain hotel properties owned by Fountainhead in return for the issuance to Fountainhead of 1,000,000 shares of Ridgewood common stock (the "Fountainhead transaction"). As a result of the Fountainhead transaction, Fountainhead became the owner of approximately 79.3% of Ridgewood's common stock (assuming conversion into common stock of the Preferred Stock).

      11. On August 18, 2000, defendants Stiska, Earley and Triton Group, Ltd. moved to amend their answer to assert certain cross-claims against defendants Walden and Henderson (the "Motion to Amend").
      12. On November 28, 2000, Fountainhead intervened in the Action so that it could be heard on issues relating to damages and the Motion to Amend was deferred by the Court.
      13. By order dated November 28, 2000, the Court ordered rescission of the Preferred Stock (but stayed compliance therewith pending the entry of a final order on all remaining issues) and established procedures for resolving, among other things, remaining issues relating to the amount, if any, of rescissory damages for which defendants Earley, Stiska and Walden might be liable.
      14. Following discovery relating to damages allegedly suffered by Ridgewood by reason of the Repurchases, issues relating to damages were tried to the Court in January, 2002. Following post-trial briefing, oral argument was presented to the Court on June 14, 2002.
      15. Following oral argument on the damages issues, plaintiff's counsel and counsel for defendants Stiska, Earley and ADT Security Services, Inc. (the successor by merger to Triton) ("ADT" and together with Messrs. Stiska and Earley the "ADT Defendants") engaged in arm's length negotiations concerning a possible settlement of the Action as to the ADT Defendants. Those negotiations resulted in a Memorandum of Understanding dated as of September 30, 2002, relating to the settlement of the Action as to the ADT Defendants.

      16. Subsequent arm's length negotiations among counsel for the parties resulted in an agreement concerning a settlement of the Action as to defendant Walden.
      17. Subsequent arm's length negotiations among counsel for the parties resulted in an agreement concerning a settlement of the Action satisfactory in form and substance to Ridgewood and Fountainhead.
      18. In light of the events, negotiations and agreements described above, the facts that were determined by the Court's January 2000 opinion, the facts developed in discovery relating to the damages issues, the facts introduced at the hearing on the damages issues, analysis of applicable law, and defendants' right to appeal the factual and legal conclusions in the Court's January 2000 opinion, plaintiff and counsel for plaintiff in the Action concluded that the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interests of plaintiff, Ridgewood and Ridgewood's Minority Stockholders (as hereinafter defined).
      19. Plaintiff entered into the Stipulation after taking into account (i) the substantial benefits to Ridgewood and Minority Stockholders provided by the Settlement, (ii) the risk of continued litigation, including risks on appeal,
(iii) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation, and (iv) the conclusion of plaintiff's counsel that the terms of the Settlement are fair, reasonable, adequate and in the best interests of plaintiff, Ridgewood and Ridgewood's Minority Stockholders.
      20. Defendants in the Action have denied and continue to deny any wrongdoing and any liability with respect to all claims alleged in the Action. While denying any fault or wrongdoing, and relying on the provisions of the Stipulation that it shall not be construed as or deemed to be evidence of any admission or concession on the part of defendants or any Released Party (as defined below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Action, defendants consider it desirable that the Action be settled and dismissed, subject to the terms and conditions of the Stipulation, because the Settlement will (i) be beneficial to Ridgewood and the Minority Stockholders, (ii) halt the substantial expense, inconvenience and distraction of continued litigation of the claims alleged in the Action, (iii) finally put to rest those claims, and (iv) dispel any uncertainty that may exist as a result of the Action.

                              THE SETTLEMENT TERMS
                              --------------------

      21. The Settlement provides that, in consideration for the full settlement, satisfaction, compromise and release of the Settled Claims:
           (a) Ridgewood, ADT and Fountainhead will within ten (10) business days following the date on which the Settlement becomes Final (as defined in the Stipulation) cause the issuance of the Preferred Stock to Triton in connection with the Repurchases to be fully and completely rescinded by having Fountainhead surrender the Preferred Stock to Ridgewood for cancellation in exchange for the simultaneous issuance to Fountainhead of 1,350,000 shares of Ridgewood common stock, which represent the shares of common stock repurchased by Ridgewood for shares of Preferered Stock in connection with the 1994 Repurchases. Following the rescission the Preferred Stock will no longer be outstanding and Ridgewood will have no obligation to pay any dividends on the Preferred Stock that were accrued and unpaid at the time the rescission of the Preferred Stock became effective.

           (b) Within ten (10) business days following the date the Settlement becomes Final, ADT will pay or cause to be paid to Ridgewood the amount of One Million Seven Hundred Sixty Thousand Dollars ($1,760,000.00).
           (c) Within ten (10) business days following the date the Settlement becomes Final, defendant Walden will pay or cause to be paid to Ridgewood the amount of Ten Thousand Dollars ($10,000) and will transfer to Ridgewood 32,000 shares of Ridgewood common stock owned by defendant Walden.
           (d) Of the aggregate amount of $1,770,000 in cash received by Ridgewood pursuant to the Settlement, Ridgewood will retain $125,000 as partial compensation for various litigation expenses incurred by Ridgewood in connection with the Action.
           (e) Within thirty (30) business days following the date the Settlement becomes Final, Ridgewood shall commence a tender offer for shares of Ridgewood common stock owned by Minority Stockholders, provided that Ridgewood will not be required to commence a tender offer prior to 100 days after the end of its fiscal year ending March 31, 2003, and provided further that Ridgewood's obligation to commence a tender offer within the above time period shall be satisfied if Ridgewood has made any filings that may be required under applicable federal or state securities laws to commence the tender offer within such time period and Ridgewood is using reasonable efforts to proceed with the tender offer. Notwithstanding the foregoing, if Ridgewood is prohibited from commencing a tender offer within such time period as a result of any applicable law or judicial or administrative order and such prohibition was not the result of Ridgewood's failure to file any reports required to be filed pursuant to the requirements of the Securities Exchange Act of 1934 (the "Act"), then the time period within which Ridgewood has to commence the tender offer shall be extended until such prohibition is removed or otherwise ceases. The net offering price to Minority Stockholders shall be equal to the sum of $1,645,000 divided by the number of shares of Ridgewood common stock owned by Minority Stockholders. The tender offer shall remain open for a minimum of thirty five (35) days. Upon expiration of the tender offer, any part of the $1,645,000 not used to purchase tendered shares shall be retained by Ridgewood. For purposes of the Settlement, the term "Minority Stockholders" means the beneficial owners of common stock of Ridgewood as of the date the tender offer commences, exclusive of (a) ADT, Ridgewood, Fountainhead, and any of their respective directors, officers, executive employees, affiliates, successors or assigns and (b) the four individual defendants (but not including any such defendant's present or former spouse or other family members except in their capacity as heirs or beneficiaries) in the Action, and any of their heirs, beneficiaries, personal representatives, executors or affiliates. In addition to the foregoing, the tender offer may include (i) a requirement that any Minority Stockholder electing to accept the offer tender all of the shares of Ridgewood common stock held of record or beneficially by such Minority Stockholder or controlled by such Minority Stockholder, (ii) a requirement that a Minority Stockholder, by accepting the tender offer and receiving the consideration, releases and discharges any and all claims of any kind or nature, whether known or unknown, existing or occurring on or before the date of the tender offer that such Minority Stockholder may have against Ridgewood, ADT, Fountainhead and the individual defendants that arises out of or relates to such Minority Stockholder's ownership of shares of Ridgewood Common Stock, and (iii) any terms required by applicable law.

           (f) In the event that for any reason Ridgewood is unable to commence the tender offer contemplated by this Stipulation within 180 days from the date the Settlement becomes Final, Ridgewood will deposit with the Court of Chancery the $1,645,000 intended under this Stipulation to be used for the tender offer, and Ridgewood and plaintiff shall use their best efforts to structure and obtain the approval of the Court of Chancery to an alternative method of distributing the $1,645,000 to Minority Stockholders that effects, as nearly as practical under the circumstances, the equivalent of the tender offer contemplated by this Stipulation.
           (g) All claims asserted in the Action by plaintiff against all defendants and all cross claims asserted or that could have been asserted in the Action by any defendant against any other defendant (including, without limitation, the Motion to Amend) will be released and dismissed on the merits and with prejudice.
           (h) Ridgewood and Fountainhead, on the one hand, and the defendants and ADT, on the other hand, will mutually release all claims arising out of or related to the Action or the Settled Claims.
      22. If the Settlement (including any modification thereto made with the consent of the parties) is approved by the Court, the Court will enter an Order and Final Judgment which, among other things, will provide that any and all claims, rights, demands, suits, matters, issues, causes of action, liabilities, damages, losses, obligations and judgments of any kind or nature whatsoever, whether known or unknown, that have been or could have been asserted in the Action or in any court, tribunal or proceeding, by or on behalf of plaintiff, Ridgewood or any Minority Stockholder who accepts the tender offer made by Ridgewood pursuant to the Settlement (the "Releasing Parties"), against any and all defendants, ADT, Fountainhead and each and all of their respective present or former officers, directors, employees, stockholders, insurers, agents and attorneys, and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns (collectively, the "Released Parties"), whether directly, individually, derivatively, representatively or in any other capacity, and whether arising under state or federal law, in connection with, or that arise now or hereafter out of, or which relate in any way to, the acts, facts, events, transactions or occurrences embraced by, involved in, set forth in or otherwise related to the complaint filed in the Action, including without limitation claims against any of the defendants for reimbursement of litigation expenses advanced on behalf of such defendants (collectively, the "Settled Claims"), shall be fully, finally, and forever compromised, settled, discharged, dismissed with prejudice, released and barred pursuant to the terms and conditions set forth herein; provided, however, that the Settled Claims shall not include any claims or causes of action that any party to the Stipulation may have to enforce compliance with the terms of the Settlement.
      23. THE COURT HAS NOT FINALLY DETERMINED WHETHER RIDGEWOOD IN FACT SUFFERED DAMAGES AS A RESULT OF THE REPURCHASES OR, IF RIDGEWOOD SUFFERED DAMAGES, THE AMOUNT OF RESCISSORY DAMAGES APPROPRIATE TO COMPENSATE RIDGEWOOD FOR SUCH DAMAGES. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE DEFENSES OF THE DEFENDANTS TO ANY AWARD OF RESCISSORY DAMAGES. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING THAT RIDGEWOOD WOULD RECEIVE RESCISSORY DAMAGES IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

                              DISMISSAL AND RELEASE
                              ---------------------

      24. It is the intent of the parties to the Action that the Settlement, if approved by the Court, shall extinguish for all time all rights, claims and causes of action that are or relate to the Settled Claims against any of the Released Parties.
      25. The Settlement will become effective at such time as the Order and Final Judgment entered by the Court approving the Settlement shall become final and not subject to further appeal or review. In the event the Settlement is not approved by the Court or does not become effective, then the Settlement will be of no further force or effect and each party will be restored to his, her or its respective position prior to entering into the Stipulation, except that all costs incurred in connection with notifying Stockholders of the proposed settlement will be the obligation of ADT.
      26. If the Settlement is approved by the Court, the Action will be dismissed on the merits with respect to all defendants and with prejudice as to the plaintiff and Ridgewood. The Stipulation provides that the Settlement is a full compromise, settlement and release of all claims, known or unknown, which have been or which might have been asserted by plaintiff or Ridgewood against any of the Released Parties arising now or hereafter from or relating to matters alleged in the Action. Under the terms of the Stipulation, such release and dismissal will bar the institution or prosecution by plaintiff, Ridgewood, or any stockholder of Ridgewood of any other action asserting any Settled Claim against any of the Released Parties.
      27. As of February 10, 2003, Ridgewood had outstanding 2,513,257 shares of common stock. Based on Ridgewood's stockholder list, information set forth in Ridgewood's most recent filing on Form 10-K for the fiscal year ended March 31, 2002, and information supplied to plaintiff's counsel by Ridgewood, plaintiff believes that approximately 790,457 shares of Ridgewood common stock are owned beneficially by Minority Stockholders. Assuming Minority Stockholders holding 790,457 shares are eligible to participate in the tender offer to be made by Ridgewood under the Settlement, the tender offer price would be approximately $2.08 per share. The actual tender offer price may vary if the actual number of shares held by Minority Stockholders is more or less than 790,457 shares.

                          ATTORNEYS' FEES AND EXPENSES
                          ----------------------------

      28. At the Settlement Hearing, plaintiff's counsel will apply for an award of attorneys' fees and an allowance of expenses in an amount not exceeding in the aggregate $1,825,000. Defendants, Ridgewood and Fountainhead have agreed that they will not oppose such application, and plaintiff's counsel agrees not to make any other application for fees or expenses. Plaintiff's counsel's application for fees and expenses will be presented to the Court at the same time as the Settlement is presented to the Court. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and reimbursement of expenses.
      29. ADT has agreed to pay the fees and expenses awarded by the Court to plaintiff's counsel in connection with the Stipulation and the Settlement up to, but not exceeding, the aggregate amount of $1,825,000. Neither Ridgewood nor any defendant other than ADT will be liable to pay attorneys' fees and expenses.
      30. Plaintiff's counsel has incurred in excess of $155,000 in expenses in connection with the prosecution of the Action. The $1,825,000 that ADT has agreed to pay, if awarded by the Court, represents approximately $1,670,000 in fees and $155,000 in expenses.
      31. The Action was maintained as a derivative action. In a derivative action, any recovery ordinarily belongs to the corporation on whose behalf the action was brought, and the corporation ordinarily bears the fees and expenses awarded to counsel for the shareholder bringing the derivative action. The Settlement deviates from the typical settlement in that as a part of the settlement, plaintiff and plaintiff's counsel were able to obtain the commitment of Ridgewood to distribute substantially all of the monetary recovery to Minority Stockholders pursuant to the tender offer provided for in the Settlement.
      32. Plaintiff and plaintiff's counsel estimate the total direct benefit to Ridgewood from the Settlement to be approximately $9,285,000, consisting of the $1,770,00 in cash to be received by Ridgewood, the elimination of $1,290,000 in accrued, unpaid dividends owed by Ridgewood on the Preferred Stock, the value to Ridgewood of the elimination of the Preferred Stock apart from the liability for accrued, unpaid dividends, which plaintiff's expert has valued at approximately $4,400,000, and the $1,825,000 that ADT has agreed to pay towards the fees and expenses of plaintiff's counsel (fees and expenses that, if approved by the Court, would typically be payable by Ridgewood out of the Settlement funds). The $1,670,000 in fees that plaintiff's counsel will request represents approximately 17.9% of the $9,285,000 value plaintiff and plaintiff's counsel attribute to the Settlement.
      33. Under the Settlement, the defendants and Fountainhead (the owner of approximately 79.4% of Ridgewood's stock) are not eligible to tender their shares of Ridgewood stock, which has the effect of increasing substantially the per share amount to be offered to the Minority Stockholders in the tender offer. The per share amount to be received by a Minority Stockholder who tenders its shares equates to an implied benefit of approximately $8,800,000 if all shares of all stockholders are taken into consideration. Adding to that implied benefit the value ascribed by plaintiff to the rescission of the Preferred Stock and ADT's obligation to pay the fees and expenses of plaintiff's attorneys results in an implied total settlement value of approximately $16,315,000. The $1,670,000 in fees that plaintiff's counsel will request represents only approximately 10% of that implied value of the Settlement.
      34. Plaintiff's counsel believes that in derivative actions similar to the Action and that (like the Action) have proceeded through trial, fees in the range of 25% of the value of the recovery are typically awarded to plaintiff's counsel. Accordingly, plaintiff's counsel believe that the fees they will request from the Court are substantially less than the fees they would likely be awarded were there no settlement of the Action and the Court were to award damages on the order of magnitude of the damages implied by the Settlement. For example, were there no settlement of the Action, and were the Court to award rescissory damages of $8,800,000, such that the aggregate benefit to Ridgewood were, as described above, approximately $16,315,000, and were the Court to award fees of 25% of that amount, or $4,078,750, the net benefit to Ridgewood would be $12,081,250 after payment of such fees and $155,000 in expenses. However, because a portion of the benefit would not be in cash, but in the value of the rescission of the Preferred Stock, Ridgewood would be left with approximately $4,566,250 in cash, or approximately $1.18 per share, available for distribution to stockholders, were Ridgewood to elect to make a distribution. The Settlement requires Ridgewood to make a cash tender offer to Minority Stockholders at a price substantially in excess of $1.18, thereby ensuring not only that Minority Stockholders will benefit directly from the Settlement but making it likely that they will benefit to a substantially greater degree than would be likely, in the judgement of plaintiff and plaintiff's counsel, if the matter proceeded. THE FOREGOING DISCUSSION IS SOLELY FOR THE PURPOSE OF EXPLAINING THE BASIS OF PLAINTIFF'S COUNSEL'S FEE APPLICATION. IT REPRESENTS THE VIEWS OF PLAINTIFF AND PLAINTIFF'S COUNSEL AND NOT THE VIEWS OF THE OTHER PARTIES. IT DOES NOT, AND IS NOT INTENDED TO, IMPLY THAT IF THE SETTLEMENT IS NOT APPROVED, AND THE ACTION CONTINUES, THAT THE COURT WILL IN FACT AWARD RESCISSORY DAMAGES TO RIDGEWOOD OR, IF RESCISSORY DAMAGES ARE AWARDED, THAT SUCH DAMAGES WOULD BE ON THE ORDER OF MAGNITUDE DISCUSSED ABOVE. THE COURT HAS NOT MADE ANY DETERMINATION WITH RESPECT TO THE MATTERS PRESENTED IN THE FOREGOING DISCUSSION.
      35. In the event that the Court reduces the award of the fees and expenses sought by plaintiff's counsel, the reduction will not benefit Ridgewood or Minority Stockholders. Rather, it will only reduce the amount of fees and expenses which ADT is obligated to pay to plaintiff's counsel pursuant to the Stipulation and the Settlement.
      36. During the course of the litigation, the plaintiff, who has considerable professional experience in accounting and in litigation support, provided substantial professional assistance to plaintiff's counsel. In consideration of that assistance, plaintiff's counsel intends to apply to the Court for permission to pay to plaintiff $10,000 out of the fees and expenses awarded by the Court to plaintiff's counsel.

                      RIGHT TO APPEAR AT SETTLEMENT HEARING
                      -------------------------------------

      37. Any stockholder of Ridgewood who objects to the Stipulation, the Settlement, the Order and Final Judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant, provided, however, that other than the parties to the Action and counsel for the parties to the Action, no person shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown) unless no later than ten (10) days prior to the Settlement Hearing directed herein written notice of the intention to appear shall be filed by such person with the Register in Chancery and, on or before such filing, shall be served by hand or overnight mail on the following counsel of record:

      Craig B. Smith, Esquire
      Smith, Katzenstein & Furlow, LLP
      800 Delaware Avenue, 7th Floor
      P.O. Box 410 Wilmington, Delaware 19899
           Attorneys for Plaintiff

      James F. Burnett, Esquire
      Potter Anderson & Corroon LLP
      Hercules Plaza, Sixth Floor
      1313 North Market Street
      Wilmington, Delaware 19801
           Attorneys for defendants Michael M. Early,
           John C. Stiska, Triton Group Ltd. and ADT Security
           Services, Inc. (successor by merger to Triton Group Ltd.)

      Robert J. Stearn, Jr., Esquire
      Richards, Layton & Finger, P.A.
      One Rodney Square
      10th and King Streets
      Wilmington, Delaware 19801
           Attorneys for defendant N. Russell Walden

      Stephen E. Jenkins, Esquire
      Ashby & Geddes
      222 Delaware Avenue
      Wilmington, Delaware 19801
           Attorneys for defendants Luther J. Henderson and Ridgewood Hotels, Inc.

      Alan J. Stone, Esquire
      Morris, Nichols, Arsht & Tunnell
      1201 North Market Street
      Wilmington, Delaware 19801
           Attorneys for intervenor Fountainhead

Any person who fails to object in the manner prescribed above shall be deemed to have waived any objection to the Stipulation and the Settlement and shall be forever barred from raising any objection to the Stipulation and the Settlement in the Action or in any other action or proceeding.

                               INTERIM INJUNCTION
                               ------------------

      38. Pending final determination of whether the Stipulation and Settlement should be approved, plaintiff and all stockholders of Ridgewood are barred and enjoined from commencing or prosecuting any action asserting any claims, either directly or indirectly, representatively, derivatively or in any other capacity, against any defendant herein that constitute Settled Claims.

                  SCOPE OF THIS NOTICE AND FURTHER INFORMATION
                  --------------------------------------------

      39. This notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Stipulation, the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in this litigation, unless sealed, at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware in and for New Castle County, 500 North King Street, Wilmington, Delaware, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT.


                      NOTICE TO PERSONS OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS
                      -------------------------------------

      40. Brokerage firms, banks and other persons or entities who are stockholders of record of Ridgewood common stock, but who are not the beneficial owner of such stock, are requested to send this notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to

           [Name and Address of Appropriate Person]

                              BY ORDER OF THE COURT


                               ------------------------------------
                              Register in Chancery

Dated: _______________, 2003

                                                                       EXHIBIT C



                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


WILLIAM N. STRASSBURGER,            )
                                    )
                  Plaintiff,        )
                                    )
      v.                            )     C.A. No. 14267
                                    )
MICHAEL M. EARLEY, LUTHER A.        )
HENDERSON, JOHN C. STISKA,          )
N. RUSSELL WALDEN, and              )
TRITON GROUP, LTD., a               )
Delaware corporation,               )
                                    )
                Defendants,         )
                                    )
      and                           )
                                    )
RIDGEWOOD PROPERTIES, INC.,         )
a Delaware corporation,             )
                                    )
                Nominal Defendant,  )
                                    )
      and                           )
                                    )
FOUNTAINHEAD DEVELOPMENT            )
CORP.,                              )
                                    )
                Intervenor.         )


                            ORDER AND FINAL JUDGMENT
                            -------------------------

      A hearing having been held before this Court (the "Court") on _______________, 2003, pursuant to the Court's Order of _______________, 2003
(the "Scheduling Order"), upon a Stipulation of Settlement (the "Stipulation") filed March ___, 2003, in the above-captioned action (the "Action"), which Stipulation is incorporated herein by reference, and it appearing that due notice of said hearing has been given in accordance with the Scheduling Order, and the respective parties having appeared by their attorneys of record, and the Court having heard and considered evidence in support of the proposed Settlement, and the attorneys for the respective parties having been heard, and an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, and the Court having determined that notice to stockholders of Ridgewood Hotels, Inc. ("Ridgewood") pursuant to the Scheduling Order was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court,
      IT IS HEREBY ORDERED, ADJUDGED AND DECREED this _______ day of __________, 2003, that:
      1. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Stipulation.
      2. The form and manner of notice given to the stockholders of Ridgewood is hereby determined to have been the best notice practical under the circumstances and to have been given in full compliance with the requirements of due process and Rule 23.1 of the Rules of the Court of Chancery.
      3. The Stipulation and Settlement are approved as procedurally and substantively fair, reasonable and adequate and in the best interests of Ridgewood and the Minority Stockholders.
      4. The Action is hereby dismissed on the merits with respect to all defendants and with prejudice. In consideration for the terms and conditions of the Stipulation and the

Settlement, any and all claims, rights, demands, suits, matters, issues, causes of action, liabilities, damages, losses, obligations and judgments of any kind or nature whatsoever, whether known or unknown, that have been or could have been asserted in the Action or in any court, tribunal or proceeding, by or on behalf of plaintiff, Ridgewood or any Minority Stockholder who accepts the tender offer to be made by Ridgewood pursuant to the Settlement (the "Releasing Parties"), against any and all defendants, ADT Security Services, Inc. ("ADT"), Fountainhead Development Corp., Inc. (together with its successor Fountainhead Development LLC and Fountainhead Holdings, Inc, "Fountainhead"), and each and all of their respective present or former officers, directors, employees, stockholders, insurers, agents and attorneys, and their respective affiliates, heirs, executors, personal representatives, estates, administrators or predecessors, successors and assigns (collectively, the "Released Parties'), whether directly, individually, derivatively, representatively or in any other capacity, and whether arising under state or federal law, in connection with, or that arise now or hereafter out of, or which relate in any way to, the acts, facts, events, transactions or occurrences embraced by, involved with, set forth in or otherwise related to the complaint filed in the Action, including without limitation claims against any of the defendants for reimbursement of litigation expenses advanced on behalf of such defendants (collectively, the "Settled Claims"), shall be fully, finally, and forever compromised, settled, discharged, dismissed on the merits and with prejudice, released and barred pursuant to the terms and conditions set forth herein and in the Stipulation; provided, however, that the Settled Claims shall not include any claims or causes of action that any party to the Stipulation may have to enforce compliance with the terms of the Settlement.

      6. All cross claims asserted or that could have been asserted in the Action by any defendant against any other defendant (including, without limitation, the Motion to Amend) are hereby released and dismissed on the merits and with prejudice.
      7. All claims arising out of or relating to the Action or the Settled Claims (including, without limitation, any claim for indemnification or advancement of expenses in connection with defending the Action ) that Defendant Walden or the ADT Defendants may have against Ridgewood or Fountainhead are released to the extent and in accordance with the terms and conditions of the Stipulation.
      8. All claims arising out of or relating to the Action or the Settled Claims (including, without limitation, any claim for indemnification or advancement of expenses in connection with defending the Action) that Fountainhead may have against defendant Walden or the ADT Defendants are released to the extent and in accordance with the terms and conditions of the Stipulation.
      9. The plaintiff, Ridgewood and all stockholders of Ridgewood, either directly, indirectly, individually, derivatively, representatively or in any other capacity, are permanently barred and enjoined from instigating, instituting, commencing, asserting, prosecuting, continuing or participating in any way in the maintenance in any court or tribunal of this or any other jurisdiction of any action or proceeding asserting any of the Settled Claims against any of the Released Parties.
      10. The attorneys for the plaintiff are awarded attorney's fees in the amount of $_______________ and reimbursement of expenses in the amount of $_______________. The Court finds the fees and expenses in such amounts to be fair and reasonable. The award of attorney's fees and expenses shall be paid by ADT in accordance with the terms of the Stipulation. The attorneys for the plaintiff are permitted to pay the amount of $__________ to the plaintiff from the fees and expenses awarded by the Court to the attorneys for the plaintiff as compensation to the plaintiff for his substantial professional assistance in connection with the prosecution of the Action.
      11. Without affecting the finality of this Order and Final Judgment in any way, the Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement and all matters relating to the enforcement of the Stipulation and the Settlement.




                             Jack B. Jacobs, Vice Chancellor

                                                                       EXHIBIT D



                        RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the "Agreement") is entered into this __ day of ___________, 2003, by and between the Parties identified in Part I below.

I. PARTIES

     The Parties to this Agreement are:

     1. Evanston;

     2. Ridgewood;

     3. Triton; and

     4. Defendants.

II.  DEFINITIONS

     1. The term "Evanston" means Evanston Insurance Company and all of its past, present and former employees, agents, attorneys, parents, subsidiaries, assigns, successors, predecessors, other associated or affiliated entities or individuals, subrogees, reinsurers, representatives, brokers, directors and officers.

     2. The term "Ridgewood" means Ridgewood Hotels, Inc., f/k/a Ridgewood Properties, Inc., and all of its past, present and former employees, agents, attorneys, parents, subsidiaries, assigns, successors, predecessors, other associated or affiliated entities or individuals.

     3. The term "Triton" means ADT Security Services, Inc., as successor by merger to Triton Group, Inc. and all of their past, present and former employees, agents, attorneys, parents, subsidiaries, assigns, successors, predecessors, other associated or affiliated entities or individuals.

     4. The term "Defendants" means: (1) the entities Ridgewood and Triton; and (2) the individuals Michael M. Earley ("Earley"), John C. Stiska ("Stiska"), N. Russel Walden ("Walden") and Luther A. Henderson ("Henderson") and their respective estates, heirs, predecessors, legal representatives, successors and assigns.

     5. The term "Litigation" means the litigation filed in Delaware Chancery Court styled Strassburger v. Earley, et al., No. 14267.

6. The term "Policy" means the Evanston Directors' and Officers' Liability Insurance Policy No. DOL8811070 issued to Triton for the Policy Period September 1, 1994 to September 1, 1995, which provides a $1 million limit of liability per claim and in the aggregate, which limit of liability is subject to a $100,000 retention.

III. RECITALS

     1. The Litigation alleged, inter alia, that Ridgewood improperly repurchased common stock from Triton and another entity, and that Stiska, Earley, Walden and Henderson breached their fiduciary duties to Ridgewood's minority shareholders by approving those repurchase transactions.

     2. Triton provided notice to Evanston and requested coverage under the Policy.

     3. Evanston reserved its rights with respect to lack of coverage for certain aspects of the Litigation, including, but not limited to lack of coverage for Triton and Ridgewood's own liability and/or any Defendant's intentional misconduct. Evanston further advised Triton of the Policy's requirement of allocation.

     4. Defendants have now entered an agreement to settle the Litigation pursuant to a Stipulation of Settlement which provides for Defendants' total payment of $1,760,000 to Ridgewood, subject to and for the purposes specified in the Stipulation of Settlement, and up to $1,825,000 in plaintiff's attorneys' fees and expenses (the "Settlement").

     5. Evanston has been advised that defense expenses in excess of $420,000 have been incurred on behalf of Defendants Stiska and Earley, in excess of $77,000 on behalf of Defendant Henderson, and that defense expenses also were incurred on behalf of Defendant Walden.

     6. Evanston and Defendants, through good faith negotiation, have reached an agreement to resolve any and all mutual issues or disputes concerning or relating to coverage or claims handling in connection with the Litigation.

     7. Evanston consented to the settlement of the Litigation and has further agreed to contribute to the Settlement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions set forth in this Agreement, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

IV.  TERMS OF AGREEMENT

     1. In consideration of the releases set forth in paragraphs 3 and 5 below, Evanston agrees to contribute its full $1 million Limit of Liability to the Settlement of the Litigation (the "Settlement Payment").

     2. Evanston will make the Settlement Payment of $1 million to Triton or its designee within seven (7) business days following the date the Settlement becomes "Final," as defined in the Stipulation of Settlement, and the releases set forth below shall become effective upon receipt by Triton or its designee of the Settlement Payment.

     3. In consideration of Evanston entering into this Agreement and in consideration of Evanston making the Settlement Payment, Defendants agree to remise, release, and forever discharge Evanston of and from any and all actual or alleged claims, demands, debts, losses, obligations, liabilities, costs, expenses, rights of action and causes of action, contractual, extra-contractual or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, actual or potential, contingent or noncontingent, which Defendants now have or claim to have, or which may at any time hereafter accrue, arising out of, in connection with, in consequence of, or in any way involving: (i) the Litigation; (ii) any and all claims asserted or which could have been asserted against Defendants in connection with the Litigation of any kind or character whatsoever; and (iii) any matter, fact, circumstance or situation asserted in, or in issue in, or underlying, arising out of, in connection with, in consequence of, in any way involving, or relating to the Litigation. The foregoing release shall include without limitation any assertion that Evanston has breached any obligation under the Policy.

     4. In consideration of the mutual covenants, promises and conditions set forth in this Agreement, Evanston agrees to remise, release and forever discharge Ridgewood, Triton and Defendants of and from any and all actual or alleged claims, demands, debts, losses, obligations, liabilities, costs, expenses, rights of action and causes of action, contractual, extra-contractual or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, actual or potential, contingent or noncontingent, which Evanston now has or claims to have, or which may at any time hereafter accrue, arising out of, in connection with, in consequence of, or in any way involving: (i) the Policy; (ii) the Litigation; and (iii) the Settlement.

     5. Defendants acknowledge that the Settlement Payment shall fully exhaust the Limit of Liability under the Policy.

     6. This Agreement and the releases set forth in paragraphs 3 and 4 above shall bind and inure to the benefit of the agents, representatives, successors, heirs, subsidiaries, and assigns of the Parties hereto, and shall inure to the benefit of all of the persons, entities, individuals, agents, attorneys or principals against whom the claims herein released might be asserted.

     7. The Parties represent and warrant that they have read and understood the contents of this Agreement, that they had a reasonable opportunity to consult with counsel before signing this Agreement, and that they have executed this Agreement knowingly, voluntarily and willfully.

     8. The Parties represent and warrant that the person or persons who execute and attest to this Agreement on their behalf have full and complete authority to perform said acts.

     9. Evanston and Defendants acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the matters herein released and agree that this Release shall be and shall remain effective in all respects notwithstanding such different or additional fact or the discovery thereof.

     10. The terms of this Agreement are contractual, and may not be changed, modified, altered or supplemented, nor may any covenant, representation, warranty or other provision hereof be waived, except by agreement in writing signed by the party against whom enforcement of the change, modification, alteration, interlineation, or supplementation is sought, nor may any covenant, representation, warranty, or other provision hereof be waived, except by agreement in writing signed by the party against whom enforcement of the waiver is sought.

     11. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

     12. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each original may be joined together and attached to one such original and shall constitute one in the same instrument.

     13. The foregoing constitutes the entire Agreement among the Parties with respect to the subject matter herein and may not be modified or amended except in writing signed by all Parties hereto.

EVANSTON INSURANCE COMPANY                RIDGEWOOD HOTELS,
 INC.
      (f/k/a RIDGEWOOD PROPERTIES,
                                          INC.)
By:
   -----------------------
                                          By:
                                             ----------------------
Its:
    ----------------------
Dated:  __________ __, 2003               Its:
                                             ----------------------
                                          Dated: __________ __, 2003

ADT SECURITY SERVICES, INC.,              MICHAEL M. EARLEY
Successor to Triton Group, Inc.

By:                                       By:
   -----------------------                   ----------------------

Its:                                      His:
    ----------------------                    ---------------------
Dated: __________ __, 2003                Dated: ________ __, 2003

JOHN C. STISKA                            N. RUSSELL WALDEN

By:                                       By:
   -----------------------                   ----------------------

His:                                      His:
    ----------------------                    ---------------------
Dated: __________ __, 2003                Dated: _________ __, 2003

ESTATE OF LUTHER A. HENDERSON

By:
   -----------------------

Its:
    ----------------------
Dated: __________ __, 2003